Exhibit 10.1

Martin Marietta Materials, Inc.

$300,000,000 Floating Rate Senior Notes due 2017
$400,000,000 4.250% Senior Notes due 2024

PURCHASE AGREEMENT

June 23, 2014

DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES LLC
as Representatives of the several initial purchasers
set forth on Schedule 1 hereto
c/o Deutsche Bank Securities Inc.
      60 Wall Street
      New York, New York  10005

Ladies and Gentlemen:

Martin Marietta Materials, Inc., a North Carolina corporation (the “Company”), hereby confirms its agreement with Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and the other initial purchasers set forth on Schedule 1 hereto (collectively, the “Initial Purchasers”), for whom Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC are acting as representatives (the “Representatives”), as set forth below.

Section 1.   The Securities.  Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $300,000,000 aggregate principal amount of its Floating Rate Senior Notes due 2017 (the “Floating Rate Notes”) and $400,000,000 aggregate principal amount of its 4.250% Senior Notes due 2024 (the “Fixed Rate Notes”, and together with the Floating Rate Notes, the “Notes”) in the respective amounts set forth in Schedule 1 attached hereto.  The Floating Rate Notes and the Fixed Rate Notes are to be issued as separate series of debt securities under an Indenture (the “Indenture”), to be dated as of the Closing Date (as defined in Section 3 below), by and between the Company and Regions Bank, as Trustee (the “Trustee”).

The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions therefrom.

In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum dated June 23, 2014 (including the information incorporated by reference therein, the “Preliminary Memorandum”) and delivered the same to the Initial Purchasers for use in connection with their solicitation of offers to purchase the Notes.  As used herein, “Pricing Disclosure Package” shall mean the Preliminary Memorandum, as supplemented or amended by the written communications listed on Annex A hereto in the most recent forms that have been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase the Notes of each series prior to 4:48 p.m., New York City time, on the date hereof (the “Time of Execution”).  Promptly after the Time of Execution and in any event no later than the second Business Day following the Time of Execution, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum (including the information incorporated by reference therein, the “Final Memorandum”), which will consist of the Preliminary Memorandum with such changes therein as are required to reflect the information contained in the amendments or supplements listed on Annex A hereto.  The Company hereby confirms that it has authorized the use of the Pricing Disclosure Package, the Final Memorandum and any recorded electronic road show made available by the Company to investors (the “Recorded Road Show”) in connection with offers and sales of the Notes by the Initial Purchasers.

The Initial Purchasers and their direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Annex B (the “Registration Rights Agreement”), pursuant to which the Company has agreed, among other things, to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering the exchange of the Notes for the Exchange Securities (as defined in the Registration Rights Agreement) or the resale of the Notes, as applicable, under the Act.

All references in this Agreement to information (including, without limitation, financial statements and notes thereto) that is “contained”, “included”, “described”, “stated”, “specified”, “disclosed” or “set forth” (or other words of like import) in the Preliminary Memorandum, the Pricing Disclosure Package and/or the Final Memorandum shall be deemed to include all information that is incorporated by reference therein prior to the Time of Execution.

Section 2.   Representations and Warranties.  At the Time of Execution and at the Closing Date, the Company represents and warrants to, and agrees with, each of the Initial Purchasers as follows (references in this Section 2 to the “Offering Memorandum” are to (i) the Pricing Disclosure Package in the case of representations and warranties made at the Time of Execution and (ii) both the Pricing Disclosure Package and the Final Memorandum in the case of representations and warranties made at the Closing Date):

(a)           The Preliminary Memorandum, on the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through one or more of the Representatives specifically for inclusion therein.  At the Time of Execution, the Pricing Disclosure Package does not, and on the Closing Date, will not, and the Final Memorandum, as of its date and on the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Pricing Disclosure Package and Final Memorandum, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through one or more of the Representatives specifically for inclusion therein.  The Company has not distributed or referred to and, on or prior to the Closing Date, will not distribute or refer to any written communication (as defined in Rule 405 of the Act) that constitutes an offer to sell or solicitation of an offer to buy any Notes (each such communication by the Company or its agents and representatives (other than the Pricing Disclosure Package and Final Memorandum) an “Issuer Written Communication”) other than the Pricing Disclosure Package, the Final Memorandum and the Recorded Road Show.  Each Issuer Written Communication, when taken together with the Pricing Disclosure Package, does not at the Time of Execution, and when taken together with the Final Memorandum at the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)           The Company’s capitalization as of March 31, 2014 is as set forth in the “Actual” column of the table under the heading “Capitalization” in the Offering Memorandum.  Subject to the assumptions and qualifications described under such heading, the “As Adjusted” column of such table fairly presents in all material respects the Company’s capitalization as of March 31, 2014 as adjusted to give effect to the transactions described under the heading “Capitalization” in the Offering Memorandum. All of the outstanding shares of capital stock of the Company and shares of capital stock or other ownership interests of those subsidiaries of the Company that are “significant subsidiaries” within the meaning of Rule 405 under the Act (each, a “Significant Subsidiary”) have been, and at the Closing Date will be, duly authorized and validly issued and are fully paid and, with respect to shares of capital stock, non-assessable, and were not issued in violation of any preemptive or similar rights.  As of the date hereof, all of the outstanding shares of capital stock or other ownership interests of each of the Significant Subsidiaries are, and at the Closing Date will be, free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed (I) by the Act and the securities or “Blue Sky” laws of certain jurisdictions or (II) in connection with the third amended and restated credit agreement among, among others, TXI and Bank of America, N.A., as Administrative Agent, which in the case of this clause (II) will be released on or around the Closing Date) or voting.  Except as set forth in the Offering Memorandum, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of the Company or shares of capital stock or other ownership interests of any of the Significant Subsidiaries outstanding.

(c)           Each of the Company and its subsidiaries (i) has been duly incorporated or formed, is validly existing and in good standing (where such concept is recognized in the relevant jurisdiction) under the laws of its respective jurisdiction of incorporation or formation, (ii) has all requisite power and authority to own its properties and conduct its business as now conducted and as described in the Offering Memorandum and (iii) is duly qualified to do business in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to satisfy any of the conditions of clause (i) with respect to the Company’s subsidiaries or clause (ii) or (iii) with respect to the Company or its subsidiaries would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Notes (any such event, a “Material Adverse Effect”).

(d)           The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Securities and the Private Exchange Securities (each as defined in the Registration Rights Agreement).  The Notes, when issued, will be in the form contemplated by the Indenture.  The Notes have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).  The Exchange Securities and the Private Exchange Securities have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered as contemplated by the Registration Rights Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(e)           The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture.  When the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) becomes effective, the Indenture will be duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”).  The Indenture has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee) will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(f)           The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement.  The Registration Rights Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to the Enforceability Exceptions and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(g)           The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company.  This Agreement has been duly executed and delivered by the Company.

(h)           Assuming the accuracy of and subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 8 hereof and the compliance by the Initial Purchasers with the offering and transfer restrictions set forth in the Pricing Disclosure Package and Final Memorandum, no consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Company of the Notes to the Initial Purchasers or the consummation by the Company of the other transactions contemplated hereby, except (i) such as have been obtained, (ii) such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Notes by the Initial Purchasers and (iii) such consents, approvals, authorizations or orders the failure of which to obtain, or the absence of which, would not, individually or in the aggregate, result in a Material Adverse Effect.  None of the Company or its subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, loan agreement or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, “Contracts”), except for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect.

(i)           The execution, delivery and performance by the Company of this Agreement, the Indenture and the Registration Rights Agreement and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers) will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of its Significant Subsidiaries or (iii) (assuming compliance with all applicable state securities or “Blue Sky” laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect.

(j)           The audited consolidated financial statements of the Company and its subsidiaries included in the Offering Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Company and its subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein.  The summary and selected financial and statistical data in the Offering Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein.  The interactive data in eXtensible Business Reporting Language (“XBRL”) included in the Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Ernst & Young LLP (the “Independent Accountants”), who has certified certain financial statements of the Company and its subsidiaries, is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

(k)          The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Offering Memorandum (i) presents fairly in all material respects the information shown therein, (ii) have been derived from financial information which was prepared in accordance with GAAP, (iii) include all material adjustments to the financial statements included in the Pricing Disclosure Package and the Offering Memorandum necessary to give effect to the merger contemplated by the Merger Agreement (as defined below) and (iv) have been properly computed on the bases described therein; and the assumptions used in their preparation are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

 (l)           Except as described in the Offering Memorandum, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its subsidiaries is a party, or to which the property or assets of the Company or any of its subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body, the adverse determination of which is reasonably likely to occur, and if so determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect or restrain, enjoin or prevent the consummation of the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Offering Memorandum.

(m)          Each of the Company and its subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Offering Memorandum (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect.  Each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except where any such failure or event would not, individually or in the aggregate, have a Material Adverse Effect.  None of the Company or its subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Offering Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(n)           Since the date of the most recent financial statements appearing in the Offering Memorandum and except as described in the Offering Memorandum (which, for the avoidance of doubt, includes the transactions contemplated by the Merger Agreement (as defined below)), (i) none of the Company or its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, management, business, financial position, results of operations or prospects of the Company and its subsidiaries, taken as a whole, (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock and (iii) there has not been any change in the capital stock or long-term indebtedness of the Company or its subsidiaries.

(o)           Each of the Company and its subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon.  Other than tax deficiencies that the Company or any subsidiary is contesting in good faith and for which the Company or such subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of its subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

(p)           The statistical and market-related data included in the Offering Memorandum are based on or derived from sources that the Company and its subsidiaries believe to be reliable and accurate.

(q)           None of the Company, its subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

(r)            Each of the Company and its subsidiaries has good and marketable title to all real property and good title to all personal property described in the Offering Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Offering Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Offering Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect.  The Company and its subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them in all material respects as described in the Offering Memorandum, and none of the Company or its subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

(s)           There are no legal or governmental proceedings involving or affecting the Company or any subsidiary or any of their respective properties or assets that would be required to be described in a prospectus pursuant to the Act that are not described in the Offering Memorandum.

 (t)           Except as described in the Offering Memorandum or as would not, individually or in the aggregate, have a Material Adverse Effect, (A) each of the Company and its subsidiaries is in compliance with, and has not received any notice alleging liability under, applicable Environmental Laws (as defined below), (B) each of the Company and its subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has obtained and is in compliance with, all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of its subsidiaries, threatened against the Company or any of its subsidiaries under any Environmental Law, (D) none of the Company or its subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law and (E) no property or facility of the Company or any of its subsidiaries is (i) listed or, to the knowledge of the Company or any of its subsidiaries, proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

For purposes of this Agreement, “Environmental Laws” means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety (as such relates to hazardous materials) or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases of hazardous materials therefrom.

(u)           There is no strike, labor dispute or work stoppage with the employees of the Company or any of its subsidiaries that is pending or, to the knowledge of the Company or any of its subsidiaries, threatened that would have, individually or in the aggregate, a Material Adverse Effect.

(v)           The Company carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

(w)          Except as would not, individually or in the aggregate, have a Material Adverse Effect, none of the Company or its subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of its subsidiaries makes or ever has made a contribution and in which any employee claiming a benefit through its employment with the Company or any of its subsidiaries is a participant.  With respect to such plans, the Company and each subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

 (x)          Each of the Company and its subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, management to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The interactive data in XBRL included in the Offering Memorandum is prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(y)           The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

 (z)          The Company is not, nor after receipt of the proceeds of the offering of the Notes and the application thereof as described in the Offering Memorandum will be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

   (aa)          The Notes, the Indenture and the Registration Rights Agreement will, at the Closing Date, conform in all material respects to the descriptions thereof in the Offering Memorandum.

   (bb)         The Agreement and Plan of Merger, dated as of January 27, 2014 (the “Merger Agreement”), by and among the Company, its wholly-owned subsidiary Project Holdings, Inc. (“Project Holdings”) and Texas Industries, Inc. (“TXI”), has been duly authorized, executed and delivered by each of the Company and Project Holdings and, to the knowledge of the Company, by TXI, and constitutes a valid and legally binding agreement of the Company and Project Holdings, enforceable against the same in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.  The Company and Project Holdings have complied in all material respects with the terms of the Merger Agreement required to be complied with on or prior to the date hereof and compliance by the Company and Project Holdings with their respective obligations thereunder will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, loan agreement or other agreement or instrument to which the Company or Project Holdings is a party or by which the Company or Project Holdings is bound or to which any of the property or assets of the Company or Project Holdings is subject, (ii) result in any violation of the provisions of the charter or bylaws of the Company or Project Holdings or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Company or Project Holdings, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

  (cc)          No holder of securities of the Company or any subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

  (dd)          Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of each of the Company and its subsidiaries (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Company or its subsidiaries (each on a consolidated basis) is, nor will any of the Company or its subsidiaries (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise “insolvent” as such term is generally understood for purposes of applicable fraudulent transfer laws.

  (ee)           None of the Company, its subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent (other than the Initial Purchasers, as to whom the Company makes no representation), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Act) that is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) other than with the prior written consent of the Representatives, engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act.  Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Notes under the Act.

(ff)          No securities of the Company or any subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

  (gg)          None of the Company or its subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in any stabilization or manipulation of the price of the Notes.

  (hh)          None of the Company, its subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act (“Regulation S”)) with respect to the Notes. The Company, its subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

(ii)          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (to the extent applicable) any law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or (to the extent applicable) committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.  The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(jj)           The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and (to the extent applicable) the money laundering statutes of all jurisdictions in which the Company or its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

  (kk)           Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently subject to any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), or (to the extent applicable) the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) to the knowledge of the Company, in any other manner that will result in a violation by any person participating in the transaction, whether as an Initial Purchaser, advisor, investor or otherwise of Sanctions.  For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

Any certificate signed by any officer of the Company or any subsidiary and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Company and each of its subsidiaries to each Initial Purchaser as to the matters covered thereby.

Section 3.  Purchase, Sale and Delivery of the Notes.  On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase the Notes in the respective amounts set forth on Schedule 1 hereto opposite the name of such Initial Purchaser from the Company at a purchase price equal to:  (i) 99.550% of the principal amount, thereof, plus accrued interest, if any, from July 2, 2014 to the Closing Date, in the case of the Floating Rate Notes, and (ii) 98.778% of the principal amount thereof, plus accrued interest, if any, from July 2, 2014 to the Closing Date, in the case of the Fixed Rate Notes.  One or more certificates in definitive global form for the Notes of each series that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (of same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date.  Such delivery of, and payment for, the Notes shall be made at the offices of Sidley Austin llp, 787 Seventh Avenue, New York, New York at 10:00 A.M., New York time, on July 2, 2014, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon (such time and date of delivery against payment being herein referred to as the “Closing Date”).  The Company will make such certificate or certificates for the Notes of each series available for checking and packaging by the Initial Purchasers at the offices of Sidley Austin llp in New York, New York, or at such other place as the Representatives may designate, at least 24 hours prior to the Closing Date.

The Company will deliver against payment of the respective purchase prices for Notes sold in reliance on Regulation S (the “Offered Regulation S Notes”) in the form of one or more permanent global Notes in registered form without interest coupons (collectively, the “Regulation S Global Note”), which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the respective purchase prices for Notes sold in reliance on Rule 144A under the Act (the “Offered Rule 144A Notes”) in the form of one or more permanent global Notes in registered form (collectively, the “Rule 144A Global Note”), which will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Note(s) and the Rule 144A Global Note(s) for each series of Notes shall be assigned separate CUSIP and ISIN numbers and shall include the legend regarding restrictions on transfer substantially as set forth under “Notice to Investors” in the Offering Memorandum.

Section 4.      Offering by the Initial Purchasers.  The Initial Purchasers propose to make an offering of the Notes of each series at the prices and upon the respective terms set forth in the Pricing Disclosure Package and the Final Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

Section 5.      Covenants of the Company.  The Company covenants and agrees with each of the Initial Purchasers as follows:

(a)           Until the later of (i) the completion of the initial resale of the Notes by the Initial Purchasers and (ii) the Closing Date, the Company will not amend or supplement the Pricing Disclosure Package or the Final Memorandum or otherwise distribute or refer to any written communication (as defined under Rule 405 of the Act) that constitutes an offer to sell or a solicitation of an offer to buy the Notes (other than the Pricing Disclosure Package, the Recorded Road Show and the Final Memorandum) or file any report (which, for the avoidance of doubt, excludes material furnished but not filed on Current Reports on Form 8-K) with the Commission under the Exchange Act unless the Initial Purchasers shall previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment, supplement, distribution, reference or filing, as applicable, and as to which, except in the case of reports required to be filed with the Commission under the Exchange Act, the Representatives shall have given their consent (not to be unreasonably withheld or delayed).

(b)           The Company will cooperate with the Initial Purchasers in arranging for the qualification of the Notes for offering and sale under the securities or “Blue Sky” laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Notes; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction where it is not then so subject.

(c)           If, at any time prior to the completion of the initial resale of the Notes by the Initial Purchasers, any event occurs or information becomes known as a result of which the Pricing Disclosure Package or the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Pricing Disclosure Package or the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and will prepare and, subject to Section 5(a) hereof, at the expense of the Company, furnish to the Initial Purchasers an amendment or supplement to the Pricing Disclosure Package and the Final Memorandum that corrects such statement or omission or effects such compliance and will furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package or Final Memorandum (it being understood that any such amendments or supplements may take the form of an amended or supplemented Final Memorandum)  as may be necessary so that the statements in any of the Pricing Disclosure Package and Final Memorandum as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading and will comply with law.

(d)           The Company will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Pricing Disclosure Package, any Issuer Written Communication and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

(e)           The Company will apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Pricing Disclosure Package and the Final Memorandum.

(f)            For so long as any of the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, and to the extent that such information is not otherwise publicly available, the Company will furnish to the Initial Purchasers upon request copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Notes.

(g)           None of the Company, its subsidiaries or any of their respective Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that is or could be integrated with the offer or sale of the Notes in a manner which would require the registration of the offer or sale of the Notes under the Act.

(h)           The Company will not, and will not permit any of its subsidiaries or their respective Affiliates or any person acting on their behalf (other than the Initial Purchasers) to, (1) other than with the prior written consent of the Representatives, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or (2) engage in any manner involving a public offering of the Notes within the meaning of Section 4(a)(2) of the Act.

  (i)          For a period ending on the second anniversary of the Closing Date, the Company will not, and will not permit any of its subsidiaries or their respective Affiliates to, resell any Notes that have been reacquired by any of them.

 (j)           For so long as any of the Notes remain outstanding, the Company, if it is not then subject to Section 13 or 15(d) of the Exchange Act, will make available at its expense, upon request, to any holder of Notes and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act.

 (k)          The Company will use its commercially reasonable efforts to permit the Notes to be eligible for clearance and settlement through DTC, Euroclear and Clearstream.

 (l)           During the period beginning on the date hereof and continuing to the Closing Date, without the prior written consent of the Representatives, the Company will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any debt securities issued or guaranteed by the Company that are substantially similar to the Notes. For the avoidance of doubt, the foregoing shall not restrict the ability of the Company to increase the commitments under or otherwise amend its Credit Agreement dated as of November 29, 2013 or its Credit and Security Agreement dated as of April 19, 2013, each as amended from time to time.

(m)          In connection with Notes offered and sold in an off shore transaction (as defined in Regulation S) the Company will not register any transfer of such Notes not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Notes in the form of definitive securities.

(n)           None of the Company, its subsidiaries or any of their respective Affiliates will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes.

(o)           The Company will prepare a final pricing supplement for the Notes of each series, containing a description of the final terms for the Notes of each such series and the offering thereof, in the respective forms approved by the Initial Purchasers and attached as Annex C hereto.

Section 6.       Expenses.  The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Pricing Disclosure Package and the Final Memorandum and any amendment or supplement thereto, and any “Blue Sky” memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel (including local and special counsel), the accountants and any other experts or advisors retained by the Company, (iv) preparation (including printing), authentication, issuance and delivery of the Notes to the Initial Purchasers, (v) the qualification of the Notes under state securities and “Blue Sky” laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) expenses in connection with the “roadshow” and any other meetings with prospective investors in the Notes, (vii) fees and expenses of the Trustee, including fees and expenses of counsel, (viii) the fees and expenses relating to the eligibility and issuance of the Notes in book-entry form with DTC, Euroclear and Clearstream and the cost of obtaining CUSIP numbers and other identification numbers for the Notes, (ix) any fees charged by rating agencies for the rating of the Notes, (x) any stamp or transfer taxes in connection with the original issuance and sale of the Notes and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.  If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 11(a)(i) or (ii) or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Initial Purchasers upon demand for all reasonable and documented out-of-pocket expenses (including the reasonable and documented fees and disbursements of Sidley Austin llp, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Notes.

Section 7.       Conditions of the Initial Purchasers’ Obligations.  The obligation of the Initial Purchasers to purchase and pay for the Notes shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

(a)           On the Closing Date, the Initial Purchasers shall have received the following opinions, dated as of the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to counsel for the Initial Purchasers:

(i)            The opinion and negative assurance letter of Cravath, Swaine and Moore LLP, New York counsel for the Company;

   (ii)            The opinion of Robinson, Bradshaw & Hinson, P.A., North Carolina counsel for the Company; and

  (iii)            The opinion of Sidley Austin llp, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require.

In rendering such opinions, Cravath, Swaine and Moore LLP, Robinson, Bradshaw & Hinson, P.A. and Sidley Austin llp may rely upon such certificates and other documents and information as they may reasonably request.

(b)           On the date hereof, the Initial Purchasers shall have received from the Independent Accountants, with respect to each of the Company and TXI, a comfort letter dated the date hereof, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, with respect to the audited and any unaudited (and, in the case of the Company, pro forma) financial information in the Pricing Disclosure Package or the Final Memorandum.  On the Closing Date, the Initial Purchasers shall have received from the Independent Accountants, with respect to each of the Company and TXI, a comfort letter dated the Closing Date, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, which shall refer to the applicable comfort letter dated the date hereof and reaffirm or update as of a more recent date, the information stated in such comfort letter dated the date hereof and similarly address the audited and any unaudited (and, in the case of the Company, pro forma) financial information in the Pricing Disclosure Package and the Final Memorandum.

(c)           The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Time of Execution and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company’s officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Company shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Pricing Disclosure Package and the Final Memorandum (for avoidance of doubt, exclusive of any amendment or supplement thereto), subsequent to the date of the most recent financial statements in the Pricing Disclosure Package and the Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

(d)           The sale of the Notes hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

(e)           Subsequent to the date of the most recent financial statements in the Pricing Disclosure Package and the Final Memorandum (for avoidance of doubt, exclusive of any amendment or supplement thereto), none of the Company or any of its subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

 (f)          The Initial Purchasers shall have received a certificate of the Company, dated the Closing Date, signed on behalf of the Company by its President or any Senior Vice President and the Chief Financial Officer, to the effect that:

 (i)           the representations and warranties of the Company contained in this Agreement are true and correct on and as of the Time of Execution and on and as of the Closing Date, and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii)           at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Pricing Disclosure Package and the Final Memorandum (for avoidance of doubt, exclusive of any amendment or supplement thereto), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

(iii)          the sale of the Notes hereunder has not been enjoined (temporarily or permanently).

(g)           On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect.

On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters, schedules or instruments relating to the business, corporate, legal and financial affairs of the Company as they shall have heretofore reasonably requested from the Company.

All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers.  The Company shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

Section 8.       Offering of Notes; Restrictions on Transfer.

(a)           Each of the Initial Purchasers agrees (as to itself only) with the Company that: (i) it has not and will not solicit offers for, or offer or sell, the Offered Rule 144A Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act; (ii) it has not and will not solicit offers for, or offer or sell, the Offered Regulation S Notes by any directed selling efforts (as such term is defined in Regulation S); and (iii) it will solicit offers for the Notes only from, and will offer the Notes only to, (A) in the case of offers and sales in the United States or to, or for the account or benefit of U.S. persons (as such term is defined in Regulation S), to persons whom the applicable Initial Purchaser reasonably believes to be a QIB or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, accounts reasonably believed by the applicable Initial Purchaser to be a QIB, in each case to whom notice has been given that such transaction is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers and sales in offshore transactions (as such term is defined in Regulation S), persons other than U.S. persons (“non-U.S. purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)) in compliance with Regulation S; provided, however, that in purchasing Notes such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” contained in the Pricing Disclosure Package and the Final Memorandum.

(b)           Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales of Offered Regulation S Notes that: (i) such Notes have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; and (ii) it has offered such Notes and will offer and sell such Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of such Notes and the Closing Date, only in accordance with Rule 903 of Regulation S or pursuant to an exemption from the registration requirements of the Act and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees (as to itself only) that, contemporaneously with or prior to confirmation of the sale of the Offered Regulation S Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Regulation S Notes from it during the 40-day distribution compliance period a confirmation or notice to substantially the following effect:

“The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, (i) as part of their distribution at any time or (ii) otherwise until 40 days after the date of the commencement of the offering of the Notes and the closing date, except in either case, in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Act.  Terms used above have the meanings given to them by Regulation S.”

(c)           Each Initial Purchaser agrees, with respect to its resales of Notes, to notify the purchaser thereof, contemporaneously with or prior to the particular purchase, that the resale of such Notes to it has been made in reliance upon the exemption from the registration requirements of the Act or in a transaction not subject thereto and that such Notes are subject to the restrictions on transfer described in the Pricing Disclosure Package and the Final Memorandum.

(d)           Each of the Initial Purchasers represents and warrants (as to itself only) that: with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), it has not made and will not make an offer of the Notes to the public in that relevant member state, except that it may, with effect from and including the relevant implementation date, make an offer of Notes to the public in that relevant member state at any time:

 (i)           to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii)           to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives nominated by the Company for any such offer; or

   (iii)           in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Notes shall require the Company or any Initial Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this Section 8(c), the expression an “offer of Notes to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Notes, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each relevant member state and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(e)           Each of the Initial Purchasers represents and warrants (as to itself only) that:

 (i)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 (financial promotion) of the Financial Service and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to such Initial Purchaser or the Company; and

(ii)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

Section 9.       Indemnification and Contribution.

(a)           The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, affiliates and agents of each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the following:

 (i)         any untrue statement or alleged untrue statement of any material fact contained in the Pricing Disclosure Package, any Issuer Written Communication or the Final Memorandum or any amendment or supplement thereto; or

(ii)         the omission or alleged omission to state, in the Pricing Disclosure Package, any Issuer Written Communication or the Final Memorandum or any amendment or supplement thereto, a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any legal or other documented expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Pricing Disclosure Package or Final Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers through one or more of the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 13 hereof.  The indemnity provided for in this Section 9(a) will be in addition to any liability that the Company may otherwise have to the indemnified parties.  The Company shall not be liable under this Section 9(a) for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

(b)           Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Pricing Disclosure Package or the Final Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Pricing Disclosure Package or the Final Memorandum or any amendment or supplement thereto or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company by such Initial Purchaser through one or more of the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 13 hereof; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other documented expenses incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof.  The indemnity provided for in this Section 9(b) will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties.  The Initial Purchasers shall not be liable under this Section 9(b) for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.

(c)           Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) or (b) above.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel (including local counsel) reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel (including local counsel) chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, or (iv) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel (including local counsel) to defend such action on behalf of such indemnified party or parties.  After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action (such approval not be unreasonably withheld, conditioned or delayed), the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representatives, in the case of paragraph (a) of this Section 9, or the Company, in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions).  All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred.  After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by any indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)           In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable  contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof).  The relative benefits received by the Company, on the one hand, and any Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Initial Purchaser.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or such Initial Purchaser, on the other hand, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances.  The Company and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d).  Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

Section 10.     Survival Clause.  The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of, and payment for, the Notes.  The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9, 10 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

Section 11.     Termination.  (a)  This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date,

 (i)           any of the Company or its subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has had, or could be reasonably likely to have, a Material Adverse Effect (including, without limitation, a change in control of the Company or its subsidiaries), except in each case as described in the Pricing Disclosure Package and the Final Memorandum (for avoidance of doubt, exclusive of any amendment or supplement thereto);

(ii)           trading in securities of the Company or in securities generally on the New York Stock Exchange, American Stock Exchange or the NASDAQ Global Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

   (iii)           a banking moratorium shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services shall have occurred;

   (iv)           there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Pricing Disclosure Package and the Final Memorandum; or

(v)           any securities of the Company shall have been downgraded by any “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act or any such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its ratings of any securities of the Company (other than an announcement with positive implications of a possible upgrading).

(b)           Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

Section 12.     Default by an Initial Purchaser. If any Initial Purchaser or Initial Purchasers shall fail to purchase and pay for any of the Notes agreed to be purchased by such Initial Purchaser or Initial Purchasers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated, severally, to take up and pay for (each in the proportion which the principal amount of the Notes of the applicable series set forth opposite its name on Schedule 1 attached hereto bears to the aggregate principal amount of Notes of such series set forth opposite the names of all the remaining Initial Purchasers) the Notes of the applicable series which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of the Notes of the applicable series which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of the Notes of such series set forth on Schedule 1 attached hereto, the Company shall be entitled to a further period of 36 hours within which to procure another party or parties reasonably satisfactory to the nondefaulting Initial Purchaser or Initial Purchasers to purchase no less than the amount of such unpurchased Notes that exceeds 10% of the principal amount thereof upon such terms herein set forth. If, however, the Company shall not have completed such arrangements within 36 hours after such default and the principal amount of such unpurchased Notes exceeds 10% of the principal amount of such Notes to be purchased on such date, then this Agreement will terminate as to the Notes of the applicable series without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 12, the Closing Date shall be postponed for such period, not exceeding five business days, as the Initial Purchasers, the Company and their respective counsel shall determine in order that the required changes in the Pricing Disclosure Package and the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

Section 13.     Information Supplied by the Initial Purchasers.  The statements set forth in the third paragraph, the ninth paragraph and the second sentence of the twelfth paragraph under the caption “Plan of distribution” and, with respect to each Initial Purchaser, such Initial Purchaser’s name as it appears on the front and back cover and under the caption “Plan of distribution”, in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.

Section 14.    Notices.  All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to (i) Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Corporate Finance Department and (ii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: High-Grade Syndicate Desk; and if sent to the Company, shall be mailed or delivered to the Company at Martin Marietta Materials, Inc., 2710 Wycliff Road, Raleigh, North Carolina, 27607,  Attention: Roselyn R. Bar, Esq.; with a copy to Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, Attention: William V. Fogg, Esq.

All such notices and communications shall be deemed to have been duly given:  when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

Section 15.    Successors.  This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9(a) of this Agreement shall also be for the benefit of any directors, officers, employees, affiliates and agents of an Initial Purchaser or any person or persons who control an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9(b) of this Agreement shall also be for the benefit of any director or officer of the Company or any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act.  No purchaser of Notes from the Initial Purchasers will be deemed a successor because of such purchase.

Section 16.    APPLICABLE LAW.  THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

Section 17.    No Advisory or Fiduciary Responsibility.  The Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchasers, on the other hand, (ii) in connection therewith and with the process leading to such transaction, each Initial Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Initial Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that any Initial Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.  Any review by an Initial Purchaser of the Company, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchaser, as the case may be, and shall not be on behalf of the Company, or any other person.

Section 18.    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Initial Purchasers.

Very truly yours,

MARTIN MARIETTA MATERIALS, INC.

By:	/s/ C. Howard Nye
	Name:	C. Howard Nye
	Title:	President, Chief Executive Officer and Chairman of the Board

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Ritu Ketkar
	Name:	Ritu Ketkar
	Title:	Managing Director, Deutsche Bank Securities Inc.

By:	/s/ Eunice Kang
	Name:	Eunice Kang
	Title:	Director, Deutsche Bank Securities Inc.

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

For themselves and on behalf of the several Initial Purchasers set forth on Schedule 1 hereto.

SCHEDULE 1

Initial Purchaser	Principal Amount of Floating Rate Notes	Principal Amount of Fixed Rate Notes
Deutsche Bank Securities Inc.	$75,000,000	$100,000,000
J.P. Morgan Securities LLC	75,000,000	100,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	30,000,000	40,000,000
SunTrust Robinson Humphrey, Inc.	30,000,000	40,000,000
Wells Fargo Securities, LLC	30,000,000	40,000,000
PNC Capital Markets LLC	15,000,000	20,000,000
Regions Securities LLC	15,000,000	20,000,000
The Williams Capital Group, L.P.	15,000,000	20,000,000
Comerica Securities, Inc.	7,500,000	10,000,000
Mitsubishi UFJ Securities (USA), Inc.	7,500,000	10,000,000
Total	$300,000,000	$400,000,000

ANNEX A

1.	Final Pricing Supplement, dated June 23, 2014, for the Floating Rate Notes
2.	Final Pricing Supplement, dated June 23, 2014, for the Fixed Rate Notes

ANNEX B

REGISTRATION RIGHTS AGREEMENT

ANNEX C

FINAL PRICING SUPPLEMENTS

Confidential

PRICING SUPPLEMENT
Dated June 23, 2014

Martin Marietta Materials, Inc.

Floating Rate Senior Notes due 2017

This pricing supplement should be read together with, and is qualified in its entirety by reference to, the preliminary offering memorandum dated June 23, 2014 (the “Preliminary Offering Memorandum”).  The information in this pricing supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.  Capitalized terms used but not defined in this pricing supplement have the meanings assigned to them in the Preliminary Offering Memorandum.

The Notes have not been registered for offer or sale under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other securities laws.  Accordingly, the Notes are being offered for sale only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions in reliance on Regulation S.  The Notes are subject to restrictions on transfer.  In addition, by acquiring any Notes, you will be required to make or be deemed to have made certain acknowledgments, representations and agreements.  For further details, see “Notice to investors” in the Preliminary Offering Memorandum.

Issuer:	Martin Marietta Materials, Inc.
Security:	Floating Rate Senior Notes due 2017
Principal Amount:	$300,000,000
Stated Maturity Date:	June 30, 2017
Issue Price:	100% of principal amount, plus accrued interest, if any, from July 2, 2014
Interest Rate Basis:	Three-month LIBOR, reset quarterly
Spread:	Plus 110 basis points
Initial Interest Rate and Determination Date:
Three-month LIBOR determined as of the second London Business Day immediately preceding the Settlement Date plus 110 basis points; if three-month LIBOR cannot be determined as of such date, the initial interest rate will be 1.333%

Interest Payment Dates and Reset Dates:	Quarterly on March 30, June 30, September 30 and December 30, beginning on September 30, 2014
Interest Determination Dates:	Second London Business Day immediately preceding the applicable Interest Period
Record Dates:	15th calendar day immediately preceding the applicable Interest Payment Date
Offer to Repurchase Upon Change of Control Repurchase Event:
If a Change of Control Repurchase Event occurs, unless the Issuer has provided a notice of redemption in connection with a special mandatory redemption (as described below), the Issuer will be required to offer to repurchase all of the outstanding Notes at a repurchase price equal to 101% of their principal amount, plus unpaid interest, if any, accrued thereon to, but excluding, the date of repurchase.

Special Mandatory Redemption:
In the event that (i) the Merger is not consummated on or prior to January 27, 2015, (ii) the Merger Agreement is terminated prior to January 27, 2015 or (iii) the Issuer publicly announces that it will no longer pursue the Merger, the Issuer will be required to redeem all of the outstanding Notes on the special mandatory redemption date at a redemption price equal to 101% of their principal amount, plus unpaid interest, if any, accrued thereon to, but excluding, the special mandatory redemption date.

Concurrent Debt Offering:	The Issuer is also offering $400,000,000 aggregate principal amount of 4.250% Senior Notes due 2024
Trade Date:	June 23, 2014
Settlement Date:	July 2, 2014 (T+7)
144A CUSIP / ISIN:	573284 AL0 / US573284AL08
Reg S CUSIP / ISIN:	U57352 AB9 / USU57352AB95
Denominations:	$2,000 × $1,000
Joint Book-Running Managers:	Deutsche Bank Securities Inc. J.P. Morgan Securities LLC
BB&T Capital Markets, a division of BB&T Securities, LLC SunTrust Robinson Humphrey, Inc. Wells Fargo Securities, LLC
Senior Co-Managers:	PNC Capital Markets LLC Regions Securities LLC The Williams Capital Group, L.P.
Co-Managers:	Comerica Securities, Inc. Mitsubishi UFJ Securities (USA), Inc.
Distribution:	144A/Reg S with registration rights

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these securities or the offering and should be read in conjunction with the Preliminary Offering Memorandum.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any jurisdiction in which such solicitation or sale would be unlawful prior to the registration or qualification of such securities under the laws of any such jurisdiction.

The Issuer or any initial purchaser participating in the offering will arrange to send you the Preliminary Offering Memorandum and the final Offering Memorandum if you request them by calling Deutsche Bank Securities Inc. toll free at 800-503-4611 or J.P. Morgan Securities LLC collect at 212-834-4533.

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Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

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Confidential

PRICING SUPPLEMENT
Dated June 23, 2014

Martin Marietta Materials, Inc.

4.250% Senior Notes due 2024

This pricing supplement should be read together with, and is qualified in its entirety by reference to, the preliminary offering memorandum dated June 23, 2014 (the “Preliminary Offering Memorandum”).  The information in this pricing supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.  Capitalized terms used but not defined in this pricing supplement have the meanings assigned to them in the Preliminary Offering Memorandum.

The Notes have not been registered for offer or sale under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other securities laws.  Accordingly, the Notes are being offered for sale only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions in reliance on Regulation S.  The Notes are subject to restrictions on transfer.  In addition, by acquiring any Notes, you will be required to make or be deemed to have made certain acknowledgments, representations and agreements.  For further details, see “Notice to investors” in the Preliminary Offering Memorandum.

Issuer:	Martin Marietta Materials, Inc.
Security:	4.250% Senior Notes due 2024
Principal Amount:	$400,000,000
Stated Maturity Date:	July 2, 2024
Issue Price:	99.428% of principal amount, plus accrued interest, if any, from July 2, 2014
Coupon:	4.250% per annum
Yield to Maturity:	4.321%
Spread to Benchmark Treasury:	+170 basis points
Benchmark Treasury:	UST 2.500% due May 15, 2024
Benchmark Treasury Price:	98-30+
Benchmark Treasury Yield:	2.621%
Interest Payment Dates:	Semiannually on January 2 and July 2, beginning on January 2, 2015
Record Dates:	15th calendar day immediately preceding the applicable Interest Payment Date
Optional Redemption:
Prior to April 2, 2024 (the date that is three months prior to the Stated Maturity Date), the Issuer may redeem the Notes for cash at a price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) a make-whole premium based on the Treasury Rate plus 25 basis points (or 0.25%), plus unpaid interest, if any, accrued thereon to, but excluding, the optional redemption date.

On or after April 2, 2024 (the date that is three months prior to the Stated Maturity Date), the Issuer may redeem the Notes for cash at 100% of the principal amount of the Notes to be redeemed, plus unpaid interest, if any, accrued thereon to, but excluding, the optional redemption date.

Offer to Repurchase Upon Change of Control Repurchase Event:
If a Change of Control Repurchase Event occurs, unless the Issuer has provided a notice of redemption in connection with a special mandatory redemption (as described below) or exercised its right to redeem the Notes in full, the Issuer will be required to offer to repurchase all of the outstanding Notes at a repurchase price equal to 101% of their principal amount, plus unpaid interest, if any, accrued thereon to, but excluding, the date of repurchase.

Special Mandatory Redemption:
In the event that (i) the Merger is not consummated on or prior to January 27, 2015, (ii) the Merger Agreement is terminated prior to January 27, 2015 or (iii) the Issuer publicly announces that it will no longer pursue the Merger, the Issuer will be required to redeem all of the outstanding Notes on the special mandatory redemption date at a redemption price equal to 101% of their principal amount, plus unpaid interest, if any, accrued thereon to, but excluding, the special mandatory redemption date.

Concurrent Debt Offering:	The Issuer is also offering $300,000,000 aggregate principal amount of Floating Rate Senior Notes due 2017
Trade Date:	June 23, 2014
Settlement Date:	July 2, 2014 (T+7)
144A CUSIP / ISIN:	573284 AM8 / US573284AM80
Reg S CUSIP / ISIN:	U57352 AC7 / USU57352AC78
Denominations:	$2,000 × $1,000
Joint Book-Running Managers:	Deutsche Bank Securities Inc. J.P. Morgan Securities LLC
BB&T Capital Markets, a division of BB&T Securities, LLC SunTrust Robinson Humphrey, Inc. Wells Fargo Securities, LLC
Senior Co-Managers:	PNC Capital Markets LLC Regions Securities LLC The Williams Capital Group, L.P.
Co-Managers:	Comerica Securities, Inc. Mitsubishi UFJ Securities (USA), Inc.
Distribution:	144A/Reg S with registration rights

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these securities or the offering and should be read in conjunction with the Preliminary Offering Memorandum.

2

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any jurisdiction in which such solicitation or sale would be unlawful prior to the registration or qualification of such securities under the laws of any such jurisdiction.

The Issuer or any initial purchaser participating in the offering will arrange to send you the Preliminary Offering Memorandum and the final Offering Memorandum if you request them by calling Deutsche Bank Securities Inc. toll free at 800-503-4611 or J.P. Morgan Securities LLC collect at 212-834-4533.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

3